UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 20, 2009

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33500	05-0563787
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3180 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 496-3777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 20, 2009, Jazz Pharmaceuticals, Inc. (the “Company”) entered into an Amendment Agreement No. 1 (the “Amendment Agreement”) with respect to the Committed Equity Financing Facility (the “CEFF”) the Company entered into with Kingsbridge Capital Limited (“Kingsbridge”) on May 7, 2008. Pursuant to the CEFF, Kingsbridge committed to purchase, subject to certain conditions, up to $75 million of the Company’s common stock over a three year period (the “Commitment Period”), subject to early termination in certain circumstances as set forth in the Purchase Agreement (as defined below). Under the CEFF, the maximum number of shares that the Company may sell to Kingsbridge is 4,922,064 shares (exclusive of the shares underlying the Warrant discussed below), less any shares that we may issue to Kingsbridge as liquidated damages under the terms of the Registration Rights Agreement (as defined below). As part of the CEFF, the Company entered into a common stock purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with Kingsbridge on May 7, 2008, and issued a warrant (the “Warrant”) to Kingsbridge on May 7, 2008 to purchase up to 220,000 shares of the Company’s common stock originally having an exercise price of $11.20 per share. The Warrant is exercisable at any time in whole or in part until November 7, 2013 and may be exercised for cash or, under certain circumstances, pursuant to the net exercise provisions of the Warrant.

Under the terms of the Amendment Agreement, the Purchase Agreement was amended to, among other things, revise:

•

the price at which the Company may require Kingsbridge to purchase shares of the Company’s common stock under the CEFF to between 90.5% and 95% of the volume weighted average price on each trading day during the eight day pricing period provided for under the CEFF;

•

the maximum number of shares the Company may require Kingsbridge to purchase in any pricing period to, at the Company’s option, the greater of (i) 2.0% of the Company’s market capitalization at the time of the commencement of the pricing period or (ii) the lesser of (A) 3.75% of the Company’s market capitalization at the time of the commencement of the pricing period or (B) a number of shares determined by a formula based in part on the average trading volume and trading price of the Company’s common stock prior to the date of the draw down notice issued by the Company with respect to that pricing period (subject to a $25 million aggregate purchase price limitation in any pricing period); and

•

the minimum acceptable volume weighted average price for determining the purchase price at which the Company’s common stock may be sold in any pricing period to the greater of $2.50 or 90% of the closing price of the Company’s common stock on the trading day immediately prior to the commencement of the pricing period.

Under the terms of the Amendment Agreement and the CEFF, the Commitment Period will commence on the date of the effectiveness of the new registration statement to be filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the terms of the Registration Rights Agreement, as amended.

Pursuant to the Amendment Agreement, the Registration Rights Agreement was amended to, among other things, provide that the Company will file a new registration statement registering the resale of the shares issuable under the CEFF and upon exercise of the Warrant, to use its commercially reasonable efforts to cause such registration statement to be declared effective by the Commission no later than April 30, 2010, and to maintain the effectiveness of such registration statement for up to one year following the termination of the Purchase Agreement. Until such registration statement is declared effective by the Commission, the Company may not issue or sell any shares of its common stock under the CEFF to Kingsbridge. In addition, pursuant to the Amendment Agreement, the exercise price of the Warrant was reduced from $11.20 to $9.20 per share in consideration of Kingsbridge entering into the Amendment Agreement.

The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Regulation D, Rule 506 thereunder, in connection with the Amendment Agreement as a transaction by an issuer not involving a public offering.

The foregoing is only a brief description of the material terms of the Amendment Agreement and the Warrant, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Amendment Agreement that is filed as Exhibit 4.6C to this Current Report on Form 8-K, as well as the Purchase Agreement, the Registration Rights Agreement and the Warrant that were previously filed as exhibits to the Company’s Current Report on Form 8-K, filed with the Commission on May 9, 2008.

Item 3.02.	Unregistered Sales of Equity Securities.

Reference is made to the description set forth under Item 1.01 above with respect to the Amendment Agreement, the CEFF and the Warrant, which is incorporated into this Item 3.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.6C	Amendment Agreement No. 1, dated as of November 20, 2009, by and between the Registrant and Kingsbridge Capital Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS, INC.

By:	/S/ CAROL A. GAMBLE
Carol A. Gamble
Senior Vice President, General Counsel
and Corporate Secretary

Date: November 23, 2009

EXHIBIT INDEX

Exhibit No.	Description

4.6C	Amendment Agreement No. 1, dated as of November 20, 2009, by and between the Registrant and Kingsbridge Capital Limited.